EXHIBIT 99.2

EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed combined financial statements and accompanying notes reflect the pro forma effects of the:

(1)	Acquisition. On March 12, 2021, Empire New Mexico LLC (“Empire New Mexico”), a Delaware limited liability company and wholly owned subsidiary of Empire Petroleum Corporation (“Empire” or the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with XTO Holdings, LLC, a subsidiary of ExxonMobil (“Seller” or “XTO”), to acquire certain oil and gas properties in Lea County (the “Properties” or “New Mexico Properties”) for consideration of $17,800,000 (subject to customary adjustments). On May 14, 2021, Empire New Mexico closed on the purchase with XTO, with an effective date of January 1, 2021.

(2)	Financing. Under the Purchase Agreement, Empire New Mexico wired a deposit of $1,780,000 to XTO on March 12, 2021, using cash on hand. Upon closing with XTO, after accounting for customary closing adjustments, Empire New Mexico paid an adjusted purchase price of approximately $17,870,000 in connection with such closing.

a.	Senior Secured Convertible Note due December 31, 2021: In connection with such closing, Empire New Mexico issued a Senior Secured Convertible Note due December 31, 2021, in the aggregate principal amount $16,250,000 (the “Secured Convertible Note”) to Energy Evolution Master Fund, Ltd. (“Energy Evolution Ltd”). Energy Evolution Ltd is a related party of the Company as it beneficially owns approximately 21.4% of the Company’s outstanding shares of common stock. Additionally, a board member of Energy Evolution Ltd is a related party of the Company as he separately beneficially owns approximately 23.58% of the Company’s outstanding shares of common stock. The funds received by Empire New Mexico were used to pay the adjusted purchase price under the Purchase Agreement. The Secured Convertible Note accrues interest at a rate of 3.8% per annum and all principal and accrued interest thereon is due on December 31, 2021. Under the terms of the Secured Convertible Note, 40% of the principal amount outstanding together with accrued interest thereon may be converted at a conversion price of $1.25 per share (the “Conversion Price”) into common stock. The Conversion Price is subject to downward adjustments. Please refer to Empire’s Current Report on Form 8-K filed May 20, 2021, for further detail as well as a copy of the Secured Convertible Note, which is filed as Exhibit 4.1 thereto.
i.	As partial consideration for the issuance of the Secured Convertible Note, Empire issued to Energy Evolution Ltd (i) 1,500,000 shares of common stock along with (ii) a warrant certificate to purchase up to 3,000,000 shares of common stock at an exercise price of $1.00 per Warrant Share until May 14, 2022. Under the warrant certificate, the exercise price is subject to customary downward adjustments. Please refer to Empire’s Current Report on Form 8-K filed May 20, 2021, for further detail as well as a copy of the warrant certificate, which is filed as Exhibit 4.2 thereto.

ii.	Concurrent with the Acquisition and Financing, the Company made an investment in Energy Evolution Fund LP, an affiliate of Energy Evolution Ltd, a related party, in the amount of $1,250,000.
b.	Unsecured Convertible Notes due May 9, 2022: In connection with the closing of the purchase with XTO and offering of the Secured Convertible Note, Empire New Mexico also closed on an offering of Unsecured Convertible Notes due May 9, 2022, in the aggregate principal amount of $3,243,000 (the “Unsecured Convertible Notes”) to sixteen accredited investors. Energy Evolution Ltd, is a holder of an Unsecured Convertible Note in the principal balance of $1,500,000. The funds received by Empire New Mexico in connection with the issuance of the Unsecured Convertible Notes were used to pay a performance bond required in connection with the XTO acquisition. The Unsecured Convertible Notes accrue interest at a rate of 5% per annum and all principal and accrued interest thereon is due on May 9, 2022. Under the Unsecured Convertible Notes, 100% of the principal amount outstanding together with accrued interest thereon may be converted at a conversion price of $1.25 per share into common stock, subject to downward adjustments. Please refer to Empire’s Current Report on Form 8-K filed May 20, 2021, for further detail as well as a copy of the form of Unsecured Convertible Note, which is filed as Exhibit 4.3 thereto.
i.	As an inducement for investors to enter into the Unsecured Convertible Notes, the Company’s Chief Executive Officer and President collectively offered to each investor the right to purchase a number of shares of common stock equal to 40% of such investor’s principal balance under its Unsecured Convertible Note at $0.75 per share (the “right to buy”). Energy Evolution Ltd exercised its right to buy 600,000 shares of common stock. In conjunction with this transaction, each of the Company’s Chief Executive Officer and President partially exercised a warrant to purchase 300,000 at an exercise price of $0.25.

The following unaudited pro forma condensed combined financial statements (which we refer to as the “Unaudited Pro Forma Financial Statements”) present the combination of the historical consolidated financial statements of Empire adjusted to give effect to the purchase of the New Mexico Properties and related transactions. The unaudited pro forma condensed combined statements of operations (which we refer to as the “Unaudited Pro Forma Statements of Operations”) for the three months ended March 31, 2021, and for the year ended December 31, 2020, combine the historical statements of consolidated operations of Empire and the purchase of the New Mexico Properties and related transactions, giving effect to the purchase and related transactions as if they had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet (which we refer to as the “Unaudited Pro Forma Balance Sheet”) combines the historical consolidated balance sheet of Empire and the purchase of the New Mexico Properties and related transactions as of March 31, 2021, giving effect to the purchase as if it had been consummated on March 31, 2021.

Final working capital and other post-closing adjustments have not been reflected in these Unaudited Pro Forma Financial Statements. Furthermore, the initial accounting for the Acquisition and related Financing (including the calculation of the estimated fair value of the Secured Convertible Note) is not complete and adjustments to estimated amounts, or recognition of additional assets acquired, or liabilities assumed, may occur as more detailed reviews and valuations are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition date. Additionally, the Unaudited Pro Forma Financial Statements do not reflect costs of integration activities or benefits that may result from other efficiencies.

The pro forma data is based on assumptions and include adjustments as explained in the notes herein. The historical financial statements may be adjusted in the Unaudited Pro Forma Financial Statements to give pro forma effect to provide for Transaction Accounting Adjustments reflecting only the application of required accounting for the transaction. The Company has not included any Management Adjustments as defined under Release No. 33-10786.

The accompanying Unaudited Pro Forma Balance Sheet and accompanying notes of Empire as of March 31, 2021, as well as the Unaudited Pro Forma Statements of Operations and accompanying notes of Empire for the three months ended March 31, 2021, and for the year ended December 31, 2020, which have been prepared by Empire management, are derived from (a) the unaudited consolidated financial statements of Empire as of and for the three months ended March 31, 2021, included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; (b) the audited consolidated financial statements of Empire as of and for the year ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2020; (c) the audited Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties Acquired by Empire Petroleum Corporation on May 14, 2021, from XTO Holdings, LLC for the year ended December 31, 2020, as well as the accompanying unaudited interim Statements of Revenues and Direct Operating Expenses for the three months ended March 31, 2021, as provided by XTO and as reported in this Form 8-K/A in Exhibit 99.1, of which certain adjustments have been made by Empire management to conform to Empire’s presentation.

The Unaudited Pro Forma Financial Statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results would have been had the transaction been in effect on the periods indicated, or of the results that may occur in the future. The Unaudited Pro Forma Financial Statements are not necessarily indicative of Empire’s operations going forward because the presentation of the operations of the New Mexico Properties is limited to only revenues and direct operating expenses related thereto, while other indirect operating expenses related to these properties have been excluded. Furthermore, the marketing and transportation processes will vary from historical on a go-forward basis. The Unaudited Pro Forma Financial Statements should be read in conjunction with (a) the annual consolidated financial statements of Empire as of and for the year ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2020; (b) Empire’s unaudited condensed consolidated financial statements of operations included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2021; (c) the audited Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties Acquired by Empire Petroleum Corporation on May 14, 2021, from XTO Holdings, LLC for the years ended December 31, 2020 and 2019, respectively, as well as the accompanying unaudited interim Statements of Revenues and Direct Operating Expenses for the three months ended March 31, 2021 and 2020, respectively, as reported in this Form 8-K/A in Exhibit 99.1; and (d) the accompanying notes to the Unaudited Pro Forma Financial Statements.

EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

				Transaction		Empire
	Empire	New Mexico		Accounting		Pro Forma
	Historical	Acquisition		Adjustments		Combined
ASSETS
Current Assets:
Cash	$3,914,678	$—		$(1,757,000)	C, I	$2,157,678
Accounts Receivable	1,281,555	—		—		1,281,555
Inventory	806,409	318,546	A	—		1,124,955
Prepaids	216,360	—		—		216,360
Total Current Assets	6,219,002	318,546		(1,757,000)		4,780,548

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	22,711,446	23,650,007	A, B	—		46,361,453
Less: Accumulated Depreciation, Depletion, and Impairment	(15,324,596)	—		—		(15,324,596)
	7,386,850	23,650,007		—		31,036,857
Other Property and Equipment, net	774,481	179,156	A	—		953,637
Total Property and Equipment, net	8,161,331	23,829,163		—		31,990,494

Utility and Other Deposits	2,712,126	(1,780,000)	A	—		932,126
Sinking Fund	—	—		3,750,000	C	3,750,000
Investment in Related Party	—	—		1,250,000	H	1,250,000
Total Assets	$17,092,459	$22,367,709		$3,243,000		$42,703,168

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$2,105,518	$—		$—		$2,105,518
Accrued Expenses	2,427,578	—		—		2,427,578
Derivatives	235,720	—		5,530,677	D	5,766,397
Current Portion of Lease Liability	96,325	—		—		96,325
Current Portion of Long-Term Notes Payable, net of discount	8,401,791	—		1,435,152	C, E	9,836,943
Notes Payable to Related Party, net of discount	—	16,250,000	A	(8,890,106)	F, H	7,359,894
Total Current Liabilities	13,266,932	16,250,000		(1,924,277)		27,592,655

Long-Term Notes Payable	624,815	—		—		624,815
Long-Term Lease Liability	505,546	—		—		505,546
Asset Retirement Obligations	15,648,682	6,117,709	B	—		21,766,391
Total Liabilities	30,045,975	22,367,709		(1,924,277)		50,489,407

Stockholders' Equity (Deficit):
Common Stock - $.001 Par Value 150,000,000 Shares Authorized,
57,515,920 and 59,015,920 Shares Issued and Outstanding, respectively	57,515	—		1,500	E	59,015
Common Stock Subscribed	(13,000)	—		—		(13,000)
Additional Paid-In Capital	28,617,530	—		6,154,892	G	34,772,422
Accumulated Deficit	(41,615,561)	—		(989,115)	G	(42,604,676)
Total Stockholders' Equity (Deficit)	(12,953,516)	—		5,167,277		(7,786,239)

Total Liabilities and Stockholders' Equity (Deficit)	$17,092,459	$22,367,709		$3,243,000		$42,703,168

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

				Transaction		Empire
	Empire	New Mexico		Accounting		Pro Forma
	Historical	Acquisition		Adjustments		Combined
Operating Revenue and Other:
Oil and Gas Sales
Oil and Condensate	$2,062,043	$2,114,141	A	$—		$4,176,184
Natural Gas	256,930	825,734	A	—		1,082,664
Natural Gas Liquids (NGLs)	137,485	704,708	A	—		842,193
Total Oil and Gas Sales	2,456,458	3,644,583		—		6,101,041
Gain (Loss) on Derivatives (net)	(357,915)	—		—		(357,915)
Total Revenue	2,098,543	3,644,583		—		5,743,126

Operating Expenses:
Oil and Gas Production	1,418,010	2,056,417	A	—		3,474,427
Production Taxes	169,832	307,908	A	—		477,740
Depletion, Depreciation and Amortization	180,540	—		580,674	B	761,214
Impairment of Oil and Natural Gas Properties	—	—		—		—
Accretion of Discount on Asset Retirement Obligation	284,465	—		83,372	C	367,837
General and Administrative	906,048	—		—		906,048
Total Operating Expenses	2,958,895	2,364,325		664,046		5,987,266

Operating Income (Loss)	(860,352)	1,280,258		(664,046)		(244,140)

Other Income and (Expense):
Gain on Sale of Assets	—	—		—		—
Unrealized Gain (Loss)	—	—		(4,199,218)	D	(4,199,218)
Interest Expense	(136,828)	—		—		(136,828)

Net Income (Loss)	$(997,180)	$1,280,258		$(4,863,264)		$(4,580,186)

Net Income (Loss) per Common Share, Basic	$(0.03)					$(0.14)

Net Income (Loss) per Common Share, Diluted	$(0.03)					$(0.14)

Weighted Average Number of Common Shares Outstanding, Basic	31,819,084			1,500,000	G	33,319,084

Weighted Average Number of Common Shares Outstanding, Diluted	31,819,084			1,500,000	F, G	33,319,084

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

				Transaction		Empire
	Empire	New Mexico		Accounting		Pro Forma
	Historical	Acquisition		Adjustments		Combined
Operating Revenue and Other:
Oil and Gas Sales
Oil and Condensate	$5,452,187	$9,791,212	A	$—		$15,243,399
Natural Gas	251,764	1,182,739	A	—		1,434,503
Natural Gas Liquids (NGLs)	285,012	1,908,803	A	—		2,193,815
Total Oil and Gas Sales	5,988,963	12,882,754		—		18,871,717
Gain (Loss) on Derivatives (net)	1,738,871	—		—		1,738,871
Total Revenue	7,727,834	12,882,754		—		20,610,588

Operating Expenses:
Oil and Gas Production	4,871,755	11,392,396	A	—		16,264,151
Production Taxes	346,101	1,132,547	A	—		1,478,648
Depletion, Depreciation and Amortization	3,118,019	—		3,290,579	B	6,408,598
Impairment of Oil and Natural Gas Properties	8,671,303	—		—		8,671,303
Accretion of Discount on Asset Retirement Obligation	929,858	—		333,488	C	1,263,346
General and Administrative	7,373,804	—		989,115	H	8,362,919
Total Operating Expenses	25,310,840	12,524,943		4,613,182		42,448,965

Operating Income (Loss)	(17,583,006)	357,811		(4,613,182)		(21,838,377)

Other Income and (Expense):
Gain on Sale of Assets	1,268,760	—		—		1,268,760
Unrealized Gain (Loss)	—	—		(819,360)	D	(819,360)
Interest Expense	(521,187)	—		(11,266,566)	E	(11,787,753)

Net Income (Loss)	$(16,835,433)	$357,811		$(16,699,108)		$(33,176,730)

Net Income (Loss) per Common Share, Basic	$(0.74)					$(1.37)

Net Income (Loss) per Common Share, Diluted	$(0.74)					$(1.37)

Weighted Average Number of Common Shares Outstanding, Basic	22,708,030			1,500,000	G	24,208,030

Weighted Average Number of Common Shares Outstanding, Diluted	22,708,030			1,500,000	F, G	24,208,030

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EMPIRE PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The following Unaudited Pro Forma Financial Statements present the combination of the historical consolidated financial statements of Empire adjusted to give effect to the purchase of the New Mexico Properties and related transactions (the “Acquisition”). The Unaudited Pro Forma Statements of Operations for the three months ended March 31, 2021, and for the year ended December 31, 2020, combine the historical statements of consolidated operations of Empire and the purchase of the New Mexico Properties and related transactions, giving effect to the purchase and related transactions as if they had been consummated on January 1, 2020, the beginning of the earliest period presented. The Unaudited Pro Forma Balance Sheet combines the historical consolidated balance sheet of Empire and the purchase of the New Mexico Properties and related transactions as of March 31, 2021, giving effect to the purchase as if it had been consummated on March 31, 2021. The pro forma adjustments are (1) directly attributable to the transaction, (2) factually supportable, and (3) represent management’s best estimates based on information available as for the date of this filing and subject to change as additional information becomes available and additional analyses are performed. The Unaudited Pro Forma Financial Statements should be read in conjunction with (a) the annual consolidated financial statements of Empire as of and for the year ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2020; (b) Empire’s unaudited condensed consolidated financial statements of operations included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2021; (c) the audited Statements of Revenues and Direct Operating Expenses of the Oil and Natural Gas Properties Acquired by Empire Petroleum Corporation on May 14, 2021, from XTO Holdings, LLC for the years ended December 31, 2020 and 2019, respectively, as well as the accompanying unaudited interim Statements of Revenues and Direct Operating Expenses for the three months ended March 31, 2021 and 2020, respectively, as reported in this Form 8-K/A in Exhibit 99.1; and (d) the accompanying notes to the Unaudited Pro Forma Financial Statements.

The Unaudited Pro Forma Financial Statements are for illustrative purposes only and are not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the transaction been in effect as of the dates set forth in these Unaudited Pro Forma Financial Statements and should not be taken as indicative of the Company’s future combined results of operations or financial position. The Unaudited Pro Forma Financial Statements do not reflect Empire’s operations going forward because the presentation of the operations of the New Mexico Properties is limited to only revenues and direct operating expenses related thereto, while other indirect operating expenses related to these Properties have been excluded. The marketing and transportation processes of the Company will also vary from historical on a go-forward basis. Furthermore, the actual results may differ significantly from that reflected in the Unaudited Pro Forma Financial Statements resulted additional information becomes available and additional analyses are performed.

The Unaudited Pro Forma Financial Statements have been prepared assuming the Acquisition is accounted for as an asset acquisition using the acquisition method of accounting under Financial Accounting Standards Board (“FASB”) ASC 805, Business Combinations (“ASC 805”). Under the accounting for asset acquisitions, the Acquisition will be recorded using a cost accumulation and allocation model under which the cost of the acquisition is allocated on a relative fair value basis to the assets acquired and liabilities assumed. For asset acquisitions under ASC 805, acquisition-related transaction costs are capitalized as a component of the cost of the assets acquired.

Estimating the future ARO requires management to make estimates and judgments regarding timing and existence of a liability, as well as what constitutes adequate restoration. Inherent in the fair value calculation are numerous assumptions and judgments including the ultimate costs, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental, and political environments.

Consideration paid for the Acquisition is approximately $17.9 million, which the Company allocated the cost of the Acquisition based on relative fair value of assets acquired and liabilities assumed. The acquisition-related transaction costs were approximately $0.02 million and were capitalized to oil and natural gas properties.

NOTE 2 – PRO FORMA ADJUSTMENTS

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021:

A.	Reflects the preliminary purchase price allocation of the properties for $17.9 million. The Secured Convertible Note investor is a related party, Energy Evolution Ltd.
B.	Reflects estimated asset retirement obligations assumed from properties acquired as well as an estimate of the related accretion of the asset retirement obligations.
C.	Reflects $3.8 million performance bond issued to Seller as required by the Purchase Agreement funded by the proceeds of $3.2 million from the Unsecured Convertible Notes as well as an additional $0.5 million in cash on hand. Energy Evolution Ltd, a related party, is also a holder of an Unsecured Convertible Note in principal amount of $1.5 million. The performance bond is collateralized with a letter of credit in the amount of $3,750,000. To effect the letter of credit, the Company entered into a Promissory Note Agreement with Bank of Oklahoma, NA in the amount of $3,750,000 which is due on demand with an interest rate established by the Bank, currently at 4 percent. The Promissory Note, and associated letter of credit, is collateralized with a bank certificate of deposit in a corresponding amount. In addition, the Company is required to deposit $100,000 per month, up to $1,250,000, into a sinking fund to be held by the surety.
D.	Reflects fair value of the embedded derivative liability for the conversion features on the Secured Convertible Note.
E.	Reflects the Unsecured Convertible Notes balance of $1.7 million less $0.3 million debt discount related to the beneficial conversion feature.
F.	Notes Payable to Related Party consist of the following: (1) on the Secured Convertible Note, reflects debt discount of $4.6 million related to common stock and warrant certificates issued to Energy Evolution Ltd, a related party, (2) $5.5 million debt discount related to the fair value of the embedded derivative liability, (3) portion of the Unsecured Convertible Note with a related party in the amount of $1.5 million and (4) $0.3 million debt discount related to the beneficial conversion feature, allocated to the portion of the Unsecured Convertible Note with a related party.

G.	Reflects the associated increase to Paid In Capital for the $4.6 million related to common stock and warrant certificates issued to Energy Evolution Ltd, a related party, $0.6 million debt discount related to the Unsecured Convertible Note beneficial conversion feature and $1.0 million related to the fair value of the “right to buy” common stock shares (and related impact on Accumulated Deficit for “right to buy” common stock shares).
H.	Reflects the Company’s investment in Energy Evolution Fund LP, an affiliate of Energy Evolution Ltd and related party, in the amount of $1.25 million.

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2021, and for the twelve months ended December 31, 2020:

A.	Reflects oil and gas operations of properties acquired for the periods presented.
B.	Reflects estimate of depletion of acquired properties for the periods presented, using the units-of-production method under the successful efforts method of accounting, considering the purchase price of properties acquired, asset retirement obligation and production. Additionally, estimated depreciation on related vehicles has been estimated using the straight-line method of depreciation.
C.	Reflects estimated asset retirement obligations assumed from properties acquired as well as an estimate of the related accretion of the asset retirement obligations.
D.	Reflects unrealized hedging loss on the fair value of the embedded derivative liability for the conversion features of the Secured Convertible Note.
E.	Reflects interest expense on the Secured Convertible Note and Unsecured Convertible Note of $0.6 million. Additionally, reflects amortization of $10.1 million debt discount related to the Secured Convertible Note and $0.6 million related to the beneficial conversion feature of the Unsecured Convertible Note. These amounts are reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020, based upon the maturity of the underlying notes.
F.	Does not reflect the approximately 11 million potentially dilutive shares from the assumed conversion of the Secured Convertible Note and the Unsecured Convertible Notes due to their effect being anti-dilutive.
G.	Reflects the 1.5 million shares of common stock issued at inception.
H.	Reflects the fair value for the “right to buy” common stock shares of $1.0 million as the value of the common shares offered represent an expense of the Company through contributions by the Company’s Chief Executive Officer and President.